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                                                                EXHIBIT 10(b-5)


                                   AMENDMENT
                                      TO
                                  SURETY BOND
                     CAPITAL MARKETS ASSURANCE CORPORATION

                                                          POLICY NUMBER SB 82

          CAPITAL MARKETS ASSURANCE CORPORATION hereby amends its Surety Bond (Policy Number SB 82) (the "Surety Bond") by amending the sentence on page A-3 of the Surety Bond which presently reads as follows:

                      The "Termination Date" is the earlier of (i) January 27,
            1999, as such date may be extended as set forth below, (ii) the date which is one Business Day after the date on which all Brokerage Services Agreements have terminated, no option contracts, repurchase agreements or reverse repurchase agreements on United States Treasury securities issued through the System remain outstanding and Delta has ceased to function as a clearing agency as contemplated by the Brokerage Services Agreements and the Procedures and (iii) the date on which Delta exercises its right to terminate this Surety Bond in accordance with the terms of the Insurance Agreement, in the case of (ii) and (iii), as indicated in the Certificate of Termination, delivered to CapMAC, in the form of Exhibit IV hereto; provided, however, that on or before October 14, 1996 and on or before the same date of each year thereafter, CapMAC shall notify Delta in writing, and, upon receipt of such notice from CapMAC, Delta shall notify each Insured Participant in writing, if the term of this Surety Bond has been extended for an additional one-year period beyond the date on which this Surety Bond would otherwise expire pursuant to clause (i) above.

    To read as follows:

                      The "Termination Date" is the earlier of (i) January 27,
            2000, as such date may be extended as set forth below, (ii) the date which is one Business Day after the date on which all Brokerage Services Agreements have terminated, no option contracts, repurchase agreements or reverse repurchase agreements on United States Treasury securities issued through the System remain outstanding and Delta has ceased to function as a clearing agency as contemplated by the Brokerage Services Agreements and the Procedures and (iii) the date on which Delta exercises its right to terminate this Surety Bond in accordance with the terms of the Insurance Agreement, in the case of (ii) and (iii), as indicated in the Certificate of Termination, delivered to CapMAC, in the form of Exhibit IV hereto; provided, however, that on or before October 14, 1997

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            and on or before the same date of each year thereafter, CapMAC shall notify Delta in writing, and, upon receipt of such notice from CapMAC, Delta shall notify each Insured Participant in writing, if the term of this Surety Bond has been extended for an additional one-year period beyond the date on which this Surety Bond would otherwise expire pursuant to clause (i) above.

                                                   CAPITAL MARKETS
                                                   ASSURANCE CORPORATION

         Dated as of:   October 14, 1996           By: Gary Dycus \s\
                                                       ---------------

                                                   Title: Vice President
                                                          --------------

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